22nd Century Group Closes $2.5 Million Private Placement

CLARENCE, N.Y. – 22nd Century Group, Inc. (OTCQB/OTCBB: XXII) announced today that it closed a private placement on Friday, January 11, 2013 with an institutional investor. 22nd Century sold 2500 shares of its Series A convertible preferred stock and a 5-year warrant for an aggregate purchase price of $2.5 million. The shares of Series A preferred stock are convertible into a total of 4,166,667 shares of common stock at a conversion price of $0.60 per share, subject to adjustments. The 5-year warrant grants the investor the right to purchase up to an additional 4,166,667 shares of common stock at an exercise price of approximately $0.70 per share.

22nd Century also granted the institutional investor a one-year overallotment option to purchase up to an aggregate of 2,083,333 additional shares of its common stock at a price of $0.60 per share and a 5-year warrant to purchase up to an additional 2,083,333 shares of common stock with an exercise price of approximately $0.70 per share.

Joseph Pandolfino, 22nd Century’s Chief Executive Officer stated, “The proceeds from this private placement will strengthen 22nd Century’s balance sheet and will facilitate the company reaching many milestones. I expect the New Year will be a very exciting one for our shareholders.”

Chardan Capital Markets, LLC acted as the exclusive placement agent in this transaction.

22nd Century has agreed to file a registration statement with the U.S. Securities and Exchange Commission (SEC), covering the shares of common stock issuable upon the conversion of the preferred stock and exercise of the warrants. The securities in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the subject securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Further details of the private placement will be described in a Current Report on Form 8-K to be filed with the SEC by the company and the transaction documents will be attached to the Form 8-K.

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company whose proprietary technology allows for the levels of nicotine and other nicotinic alkaloids (e.g., nornicotine, anatabine and anabasine) in the tobacco plant to be decreased or increased through genetic engineering and plant breeding. 22nd Century owns or is the exclusive licensee of 107 issued patents in 78 countries plus an additional 38 pending patent applications. Hercules Pharmaceuticals, LLC and Goodrich Tobacco Company, LLC are subsidiaries of 22nd Century focused on the company’s prescription smoking cessation aid in development, X-22, and potential modified risk cigarettes, respectively.

For additional information, please visit: www.xxiicentury.com

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2011, filed on April 16, 2012, including the section entitled “Risk Factors,” and our other reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact

Redington, Inc.

Tom Redington

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